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                                    OFFER OF

             VISHAY TEMIC SEMICONDUCTOR ACQUISITION HOLDINGS CORP.

                                  TO EXCHANGE
                           1.5 SHARES OF COMMON STOCK

                                       OF

                          VISHAY INTERTECHNOLOGY, INC.

                                      FOR

                             EACH OUTSTANDING SHARE
                                OF COMMON STOCK

                                       OF

                             SILICONIX iNCORPORATED

                 PURSUANT TO THE PROSPECTUS DATED MAY 25, 2001

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON FRIDAY JUNE 22, 2001, UNLESS THE OFFER IS EXTENDED.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Vishay TEMIC Semiconductor Acquisition Holdings Corp. ("Vishay TEMIC"), a Delaware corporation and a wholly-owned subsidiary of Vishay Intertechnology, Inc. ("Vishay"), a Delaware corporation, is offering to exchange 1.5 shares of Vishay common stock, par value $0.10 per share (the "Vishay Common Shares"), as described in the Prospectus dated May 25, 2001 (the "Prospectus"), for each outstanding share of common stock, par value $0.01 per share (other than those owned by Vishay or its subsidiaries) (the "Siliconix Shares"), of Siliconix incorporated ("Siliconix"), a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus and in the related letter of transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Siliconix Shares registered in your name or in the name of your nominee.

     The Offer is subject to several conditions set forth in the Prospectus, which you should review in detail. See "The Offer -- Conditions of the Offer" in the Prospectus.

     For your information and for forwarding to your clients for whom you hold Siliconix Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. The Prospectus dated May 25, 2001.

     2. The Letter of Transmittal, including a Certification of Taxpayer Identification Number on Substitute Form W-9, for your use in accepting the Offer and tendering Siliconix Shares. Facsimile copies of the Letter of Transmittal with manual signature(s) may be used to tender Siliconix Shares.

     3. The Notice of Guaranteed Delivery to be used to accept the Offer if certificates evidencing Siliconix Shares are not immediately available or if such certificates and all other required documents cannot be delivered to American Stock Transfer & Trust Company (the "Exchange Agent") on or prior to the expiration date (as described in the Prospectus) or if the procedures for book-entry transfer cannot be completed by the expiration date.

     4. A printed form of letter which may be sent to your clients for whose accounts you hold Siliconix Shares registered in your name or in the name of your nominee, with space for obtaining such clients' instructions with regard to the Offer.
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     5. Guidelines for Certification of Taxpayer Identification Number on
Substitute Form W-9.

     6. A return envelope addressed to the Exchange Agent for your use only.

     Your attention is invited to the following:

     1. The consideration per Siliconix Share will be 1.5 Vishay Common Shares as described in the Prospectus.

     2. The Offer is being made for all outstanding Siliconix Shares.

     3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, June 22, 2001, unless the Offer is extended.

     4. There are several conditions to the Offer which you should review in detail. See "The Offer -- Conditions of the Offer" in the Prospectus.

     5. Cash will be paid in lieu of any fraction of a Vishay Common Share to which a stockholder would be entitled. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of any cash payment to such stockholder or other payee pursuant to the Offer.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Vishay TEMIC will accept for exchange Siliconix Shares which are validly tendered prior to the expiration date and not theretofore properly withdrawn when, as and if Vishay TEMIC gives oral or written notice to the Exchange Agent of Vishay TEMIC's acceptance of such Siliconix Shares for exchange pursuant to the Offer. Delivery of Vishay Common Shares pursuant to the Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such Siliconix Shares, or timely confirmation of a book-entry transfer of such Siliconix Shares into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures described in "The Offer -- Procedure for Tendering Shares" of the Prospectus, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof), with any required signature guarantees, or an "agent's message" (as defined in the Prospectus) in connection with a book-entry transfer and (iii) all other documents required by the Letter of Transmittal.

     Neither Vishay TEMIC nor any officer, director, stockholder, agent or other representative of Vishay TEMIC will pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Exchange Agent as described in the Prospectus) in connection with soliciting tenders of Siliconix Shares pursuant to the Offer.

     Vishay TEMIC will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 22, 2001, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, a duly executed and properly completed Letter of Transmittal (or a properly completed and manually signed facsimile thereof), with any required signature guarantees, or an agent's message in connection with a book-entry transfer of Siliconix Shares, and any other required documents, should be sent to the Exchange Agent, and certificates representing the tendered Siliconix Shares should be delivered or such Siliconix Shares should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the Letter of Transmittal and in the Prospectus.

     If holders of Siliconix Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration date, a tender may be effected by following the guaranteed delivery procedures specified in the Prospectus under "The Offer -- Guaranteed Delivery."

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     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at its address and telephone number set forth on the back cover of the Prospectus.

                                      Very truly yours,

                                      VISHAY TEMIC SEMICONDUCTOR ACQUISITION
                                      HOLDINGS CORP.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS THE AGENT OF VISHAY, VISHAY TEMIC, THE INFORMATION AGENT, THE EXCHANGE AGENT OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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